                                                                   Exhibit 1.2



                       COLONIAL REALTY LIMITED PARTNERSHIP
                        (a Delaware Limited Partnership)

                                 Debt Securities

                                 TERMS AGREEMENT
                                 ---------------

                                                             Dated: July 9, 1998

To:      COLONIAL REALTY LIMITED PARTNERSHIP
         2101 6th Avenue North
         Suite 750
         Birmingham, Alabama

Dear Sirs:

         We (the "Representative") understand that Colonial Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), proposes to issue and sell $175,000,000 aggregate principal amount of its senior debt securities (such debt securities being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective principal amounts of Underwritten Securities (as defined in the Underwriting Agreement referenced below) set forth below opposite their respective names at the purchase price set forth below.

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


                                                                                                 Principal Amount of
                                       Underwriter                                             Underwritten Securities
                                       -----------                                             -----------------------
                         Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated.........................               $122,500,000
                         Lehman Brothers Inc. ..........................................                 26,250,000
                         Morgan Stanley & Co. Incorporated..............................                 26,250,000
                                                                                                       ------------
                                              Total.....................................               $175,000,000
                                                                                                       ------------
                                                                                                       ------------


         The Underwritten Securities shall have the following terms:


Title:                       7% Senior Notes due July 14, 2007

Rank:                        Pari passu with all other unsecured and
                             unsubordinated indebtedness of the
                             Operating Partnership

Ratings:                     Baa3/BBB-

Aggregate principal amount:  $175,000,000

Denominations:               $1,000 and integral multiples

Currency of payment:         U.S. dollars

Interest rate or formula:    7% per annum

Interest payment dates:      Payable semi-annually in arrears
                             on each January 14 and July 14,
                             commencing January 14, 1999

Regular record dates:        15 calendar days prior to each payment date

Stated maturity date:        July 14, 2007

Redemption provisions:       Redeemable at any time at the option of the
                             Operating Partnership, in whole or in part, at a
                             redemption price equal to the sum of : (i) the
                             principal amount of the Notes being redeemed plus
                             accrued interest to the redemption date; and (ii)
                             the Make-Whole Amount, if any

Sinking fund requirements:   N/A

Conversion provisions:       N/A


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

Listing requirements:        N/A

Black-out provisions:        Between July 9, 1998 and the completion of
                             distribution of the Underwritten Securities, the
                             Operating Partnership will not, without the prior
                             written consent of Merrill Lynch, Pierce, Fenner &
                             Smith Incorporated, directly or indirectly, issue,
                             sell, offer to sell, grant any option for the sale
                             of, or otherwise dispose of, the Underwritten
                             Securities

Fixed or Variable Price
  Offering:                  Fixed Price Offering

Initial public offering
  price per Underwritten
  Security:                  99.415% of the principal amount, plus accrued
                             interest, if any, from July 14, 1998

Purchase price per
  Underwritten Security:     98.765% of the principal amount

Other terms and conditions:  N/A

Closing date and location:   July 14, 1997 at Brown & Wood LLP at 9:00 A.M.

         All the provisions contained in the document attached as Annex A hereto entitled "Colonial Realty Limited Partnership - Debt Securities - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than nine o'clock P.M. (New York City time) on July 9, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                           Very truly yours,

                           MERRILL LYNCH & CO.
                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED
                           LEHMAN BROTHERS INC.
                           MORGAN STANLEY & CO. INCORPORATED

                           By    Merrill Lynch & Co.
                                 Merrill Lynch, Pierce, Fenner & Smith
                                                Incorporated

                           By     /s/ John P. Case III
                              -----------------------------------------
                           Acting on behalf of themselves and
                             the other named Underwriters.





Accepted:

COLONIAL REALTY LIMITED PARTNERSHIP,
the Operating Partnership

By:  Colonial Properties Holding
        Company, Inc.
        (its general partner)

By:    /s/ Thomas H. Lowder
    --------------------------------------------
    Name:  Thomas H. Lowder
    Title: President and Chief Executive Officer